Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(454,489)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(182,332)
Dividend Income	84,726
Interest Income	33,322
ETF Transaction Fees	350
Total Income (Loss)	$(518,423)

Expenses
General Partner Management Fees	$19,622
Professional Fees	1,912
Brokerage Commissions	502
Directors' Fees and insurance	2,690
License fees	491
Total Expenses	$25,217
Net Income (Loss)	$(543,640)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/25	$38,870,007
Withdrawals ((50,000) Shares)	(1,682,727)
Net Income (Loss)	(543,640)

Net Asset Value End of Month	$36,643,640
Net Asset Value Per Share (1,100,000 Shares)	$33.31

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596